Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT

THIS THIRD AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of December 3, 2021 (the “Effective Date”), is by and among (i) Yucaipa Acquisition Corporation, a Cayman Islands exempted company, (ii) SIGNA Sports United GmbH, a German limited liability company, and (iii) SIGNA International Sports Holding GmbH, a German limited liability company (collectively, the “Parties” and each, a “Party”). Capitalized terms used but not otherwise defined in this Amendment shall have respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Business Combination Agreement, dated as of June 10, 2021 (as amended, the “Business Combination Agreement”);

WHEREAS, the Parties desire to amend certain provisions of the Business Combination Agreement (pursuant to and in accordance with Section 12.10 of the Business Combination Agreement), on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the Parties, intending to be legally bound, agree as follows:

1.	Amendments to the Business Combination Agreement. Effective as of the Effective Date:

(a)	Section 6.12(d) is hereby amended and restated in its entirety as follows (specific amended language is included in bold below solely for presentation purposes):

Yucaipa has entered into Subscription Agreements with PIPE Investors, pursuant to which, and on the terms and subject to the conditions of which, such PIPE Investors have agreed, in connection with the transactions contemplated hereby, to subscribe for and accept TopCo Ordinary Shares for a PIPE Investment amount of at least $397,000,000 (such amount, the “Committed PIPE Investment Amount”). As of the date of this Agreement, the Subscription Agreements are in full force and effect with respect to and binding on Yucaipa and, to the knowledge of Yucaipa, each PIPE Investor party thereto, in accordance with their terms.

2.

Miscellaneous. The terms, conditions and provisions of the Business Combination Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Business Combination Agreement, nor constitute a waiver or amendment of any provision of the Business Combination Agreement. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Business Combination Agreement, as though the other provisions of this Amendment were set forth in the Business Combination Agreement.

This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

YUCAIPA ACQUISITION CORPORATION

By:	/s/ Ira Tochner

Name:	Ira Tochner
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Third Amendment to Business Combination Agreement]

SIGNA SPORTS UNITED GMBH

By:	/s/ Stephan Zoll

Name:	Stephan Zoll
Title:	Managing Director

By:	/s/ Stefanie Kniepen

Name:	Stefanie Kniepen
Title:	Managing Director

[Signature Page to Third Amendment to Business Combination Agreement]

SIGNA INTERNATIONAL SPORTS HOLDING GMBH

By:	/s/ Wolfram Keil

Name:	Wolfram Keil
Title:	Managing Director

[Signature Page to Third Amendment to Business Combination Agreement]